  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 29, 1996

                                               REGISTRATION NO. 333-___________

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           The Securities Act of 1933

                                    IMP, INC.

             (Exact name of Registrant as specified in its charter)

         Delaware                                           94-2722142
(State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                     Identification Number)

                             2830 North First Street
                           San Jose, California 95134
               (Address of principal executive offices) (zip code)

                                    IMP, INC.
                        1996 EMPLOYEE STOCK PURCHASE PLAN
                                STOCK OPTION PLAN
                            (Full Title of the Plans)

                                  David A. Laws
                      President and Chief Executive Officer
                                    IMP, INC.
               2830 North First Street, San Jose, California 95134
                                 (408) 432-9100
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                              Proposed             Proposed maxi-
                                                              maximum              mum aggregate
Title of Securities                       Amount to be        offering price       offering            Amount of
to be registered                          registered(1)       per share(2)         price(2)            registration fee
----------------                          -------------       ------------         --------            ----------------
1996 Employee Stock Purchase Plan

Common Stock, $.001 par value             750,000 shares      $3.3125              $2,484,375          $  857

Stock Option Plan

Options to Purchase Common Stock          750,000             N/A                  N/A                 N/A

Common Stock, $.001 par value             750,000 shares      $3.3125              $2,484,375          $  857

Aggregate Filing Fee                                                                                   $1,714

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the IMP, Inc. 1996 Employee Stock Purchase Plan and/or Stock Option Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of IMP, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices for the Common Stock of IMP, Inc. on October 23, 1996 as reported by the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

                  IMP, Inc. ("Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         (a) Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1996, and filed with the SEC on June 29, 1996;

         (b) Registrant's Quarterly Report on Form 10-Q for the quarter ended June 28, 1996, filed with the SEC on August 13, 1996;

         (c) Registrant's Registration Statement No. 00-269562 on Form 8-A filed with the SEC on May 13, 1987, as amended by Amendment No. 1 filed on June 30, 1987 pursuant to Section 12 of the Securities and Exchange Act of 1934 (the "1934 Act") in which there is described the terms, rights and provisions applicable to Registrant's outstanding Common Stock.

                  All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel

                  Not applicable.

Item 6.  Indemnification of Directors and Officers

         Under Section 145 of the Delaware General Corporation Law ("Delaware Law"), the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "1933 Act"). The Registrant's Bylaws provide that the Registrant will indemnify its directors and officers to the fullest extent permitted by law and require the Registrant to advance litigation expenses upon receipt by the Registrant of an undertaking by the director or officer to repay such advances if it is ultimately determined that the director or officer is not entitled to indemnification. The Bylaws further provide that rights conferred under such Bylaws shall not be deemed to be exclusive of any other right such persons may have or acquire under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

                                      II-1.

         The Registrant's Certificate of Incorporation provides that, pursuant to Delaware Law, its directors shall not be liable for monetary damages for breach of the director's fiduciary duty of care to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware Law. The provision also does not effect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

         In addition, the Registrant has entered into agreements to indemnify its directors and certain of its officers in addition to the indemnification provided for in the Certificate of Incorporation and Bylaws. These agreements will, among other things, indemnify the Registrant's directors and certain of its officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Registrant, on account of services as a director or officer of the Registrant or as a director or officer of any other company or enterprise that the person provides services to at the request of the Registrant.

Item 7.  Exemption from Registration Claimed

                  Not Applicable.

Item 8.  Exhibits

Exhibit Number        Exhibit

    4 Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 00-269562 on Form 8-A, as amended, which is incorporated herein by reference pursuant to Item 3(c).

    5                 Opinion and consent of Brobeck, Phleger & Harrison LLP.

    23.1              Consent of Independent Auditors - Price Waterhouse LLP.

    23.2              Consent of Brobeck, Phleger & Harrison LLP is contained in
                      Exhibit 5.

    24 Power of Attorney. Reference is made to page II.4 of this Registration Statement.

    99.1              1996 Employee Stock Purchase Plan.

    99.2              Form of Stock Purchase Agreement.

    99.3              Form of Enrollment/Change Form.

    99.4              IMP, Inc. Stock Option Plan

    99.5 Form of Notice of Grant with Option Agreement to be generally used in connection with the automatic grant program of the Stock Option Plan (incorporated by reference to Exhibit No. 99.2 of Registration Statement No. 33-62751).

    99.6 Form of Stock Purchase Agreement to be generally used in connection with the automatic grant program of the Stock Option Plan (incorporated by reference to Exhibit 99.3 of Registration Statement No. 33-62751).

    99.7 Form of Notice of Grant with Option Agreement to be generally used in connection with the Stock Option Plan (incorporated by reference to Exhibit No. 28.2 of Registration Statement No. 33-65578).

    99.8 Form of Notice of Grant with Option Agreement - Officer, to be generally used in connection with the Stock Option Plan (incorporated by reference to Exhibit No. 28.3 of Registration Statement No. 33-65578).


                                      II-2.

Item 9.  Undertakings

                  A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Registrant pursuant to
Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into the Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the IMP, Inc. Stock Option Plan.

                  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.

                                      II-3.

                                   SIGNATURES

                  Pursuant to the requirements of the 1933 Act, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on October 18, 1996.

                                        IMP, INC.

                                        By: /s/ David A. Laws
                                            -------------------------------
                                            David A. Laws, President, Chief
                                            Executive Officer and Director


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

                  That the undersigned officers and directors of IMP, Inc., a Delaware corporation, do hereby constitute and appoint David A. Laws and Charles
S. Isherwood, and each of them, the lawful attorneys-in-fact and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the 1933 Act, and any rules or regulations or requirements of the SEC in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or to amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                  Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                                        TITLE                                                  DATE
---------                                        -----                                                  ----
/s/ David A. Laws                                President, Chief Executive Officer              October 18, 1996
-----------------------------------              (Principal Executive Officer) and Director
David A. Laws

/s/ Charles S. Isherwood                         Chief Financial Officer (Principal              October 18, 1996
-----------------------------------              Financial Officer), Secretary and
Charles S. Isherwood                             Sr. Vice President, Corporate Services

                                      II-4.

/s/ George Rassam                                Controller (Principal Accounting Officer)       October 18, 1996
----------------------------------------
George Rassam

/s/ Zvi Grinfas                                  Director                                        October 18, 1996
----------------------------------------
Zvi Grinfas

/s. Peter D. Olson                               Director                                        October 18, 1996
----------------------------------------
Peter D. Olson

/s/ Bernard V. Vonderschmitt                     Director                                        October 18, 1996
----------------------------------------
Bernard V. Vonderschmitt

                                      II-5.

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933

                                    IMP, INC.

                                  EXHIBIT INDEX

        Exhibit
        Number        Exhibit

        4 Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 00-269562 on Form 8-A, as amended, which is incorporated herein by reference pursuant to Item 3(c).

        5             Opinion and consent of Brobeck, Phleger & Harrison LLP.

        23.1          Consent of Independent Auditors - Price Waterhouse LLP.

        23.2          Consent of Brobeck, Phleger & Harrison LLP is contained in
                      Exhibit 5.

        24 Power of Attorney. Reference is made to page II.4 of this Registration Statement.

        99.1          1996 Employee Stock Purchase Plan.

        99.2          Form of Stock Purchase Agreement.

        99.3          Form of Enrollment/Change Form.

        99.4          IMP, Inc. Stock Option Plan

        99.5 Form of Notice of Grant with Option Agreement to be generally used in connection with the automatic grant program of the Stock Option Plan (incorporated by reference to Exhibit No. 99.2 of Registration Statement No. 33-62751).

        99.6 Form of Stock Purchase Agreement to be generally used in connection with the automatic grant program of the Stock Option Plan (incorporated by reference to Exhibit 99.3 of Registration Statement No. 33-62751).

        99.7 Form of Notice of Grant with Option Agreement to be generally used in connection with the Stock Option Plan (incorporated by reference to Exhibit No. 28.2 of Registration Statement No. 33-65578).

        99.8 Form of Notice of Grant with Option Agreement - Officer, to be generally used in connection with the Stock Option Plan (incorporated by reference to Exhibit No. 28.3 of Registration Statement No. 33-65578).